Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-82686, 333-125974, 333-143229, 333-191217 and 333-199658 on Form S-8 of our report dated August 30, 2016, relating to the financial statements and financial statement schedule of Concurrent Computer Corporation, appearing in this Annual Report on Form 10-K of Concurrent Computer Corporation for the year ended June 30, 2016.

/s/ DELOITTE & TOUCHE LLP

Atlanta, Georgia

August 30, 2016